Exhibit 23.1




                   INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Energy West Incorporated

We consent to the incorporation by reference in this Registration
Statement on Form S-8 pertaining to the Deferred Compensation Plan for Directors of Energy West Incorporated dated August 5, 1997, of our report dated August 15, 1996, with respect to the consolidated financial statements of Energy West Incorporated included in its Annual Report, as amended on Form 10-KA/1 for the year ended June 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG LLP

                                                 /s/ Robert Caller

Denver, Colorado


August 1, 1997